Exhibit 5.1

                             DAVID B. STOCKER, LTD.
                                 Attorney at Law
                         Suite 1075 Camelback Esplanade
                            2425 East Camelback Road
                             Phoenix, Arizona 85016
                             Telephone: 602-852-5445
                             Facsimile: 602-852-5446
                         E-mail: david.stocker@azbar,org


                                January 25, 2006


Board of Directors
Creative Eateries Corporation
7400 E. McDonald Suite 121
Scottsdale, AZ 85250

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Creative Eateries Corporation, a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to 5,000,000 shares (the "Shares") of Common Stock, $0.001 par value per share, which may be issued under the Company's 2005-2006 Qualified Stock Option Plan (the "Plans")and Independent Contractor/Consulting Agreements.

     As special counsel to the Company, I have examined such corporate records, documents and such question of law as I have considered necessary or appropriate for purposes of this opinion and, upon the basis of such examination, advise you that in my opinion, the Shares being registered pursuant to the Registration Statement, when issued, will be duly authorized, legally issued, fully paid and non-assessable. This opinion does not cover any matters related to any re-offer or re-sale of the shares by any plan beneficiaries, once properly and legally issued pursuant to the plan as described in the Registration Statement.

     My opinions are qualified in all respects by the scope of the document examination and I make no representation as to the sufficiency of my investigation for your purpose. I have not made any document examination or rendered any other advice other than as described herein and I at all times have assumed and relied upon the truth and completeness of the information, statements and representations which have been given by the Company to me. I do not express any opinion with respect to the
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completeness, adequacy, accuracy or any other aspect of the financial statements, incorporated by reference in the Registration Statement.

     In rendering my opinion, I have assumed, without independently verifying such assumptions, and this opinion is based upon and conditioned upon the following:

     (i) the genuineness of the signatures on and enforceability of all instruments, documents and agreements examined by me and the authenticity of all documents furnished for my examination as originals and the conformity to the original documents of all documents furnished to me as copies; (ii) where an executed document has been presented to me for my review, that such document has been duly executed on or as of the date stated and that execution and delivery was duly authorized on the part of the parties thereto; (iii) each of the foregoing certificates, instruments and documents being duly authorized, executed and delivered by or on behalf of all the respective parties thereto, and such instruments and documents being legal, valid, binding obligations of such parties; (iv) the truth and accuracy of representations and statements made in the documents; and (v) the Company will be operated in accordance with the terms of its charter documents and the laws of the State of Nevada and the terms of the instruments referred to above.

     I am admitted to practice in the State of Arizona. I am not admitted in any other jurisdictions other than Arizona in which the Company may own property or transact business. My opinions herein are with respect to federal law only, and to the extent my opinions are derived from the laws of other jurisdictions, are based upon an examination of all relevant authorities and the documents referenced herein and are believed to be correct. I have not directly obtained legal opinions as to such matter from attorneys licensed in such other jurisdictions. No opinion is expressed for any conflict of laws issues. My opinions are qualified to the extent that enforcement of rights and remedies are subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, and other laws of general application or equitable principles affecting the rights and remedies of creditors and security holders and to the extent that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

     This opinion is limited to matters existing as of this date, and no responsibility is assumed to advise you of changes (factual or legal) which may hereafter occur, whether deemed material or not.

     I hereby consent to the inclusion of my opinion filed as an exhibit to the Registration Statement. I further consent to the reference to me and my
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opinion under the caption "Legal Opinion and Experts" in the Prospectus. This consent is not to be construed as an admission that I am a person those consent is required to be filed under the Registration Statement under the provisions of the Act. This opinion is not to be used, circulated, quoted or otherwise referred to for any purposes without our prior written consent. This opinion is based upon our knowledge of the law and facts as of the date hereof. This opinion does not address or relate to any specific state securities laws. We assume no duty to communicate with the Company in respect to any matter which comes to our attention hereafter.

                                        Very truly yours,


                                        /s/ David B. Stocker
                                        ---------------------------
                                        David B. Stocker